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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 30, 2000

                   HEALTHCOMP EVALUATION SERVICES CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
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         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


         0-28379                                       88-0395372
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(COMMISSION FILE NUMBER)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                          2001 SIESTA DRIVE, SUITE 302
                             SARASOTA, FLORIDA 34239
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              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                                  941-925-2625
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

         As of November 15, 2000, Healthcomp Evaluation Services Corporation has entered into a Bridge Loan Agreement with Diligenti Limited ("Diligenti") whereby Diligenti will fund up to a total of $5.0 million in the form of a series of secured convertible notes. An initial tranche of $1.25 million was loaned to the Company on November 15, 2000 to assist the Company in settling certain past debts as well as to normalize its working capital. In addition, the facility will fund projected future growth as well as allow the Company to complete the integration of its most recent acquisition, the Preventive Services Division of US HealthWorks, Inc. Each of the bridge loans (the "Bridge Loans") made pursuant to the Bridge Loan Agreement will bear interest at a rate of 20% per annum, payable at maturity. The scheduled maturity date for all the Bridge Loans is May 1, 2001; provided that, subject to the satisfaction of certain conditions, including a vote of the shareholders of the Company to authorize an increase in the share capital of the Company, Diligenti Limited will have the right to convert the principal amount of the bridge loans into a number of shares of Common Stock equal to the quotient of (x) the aggregate principal amount of Bridge Loans outstanding on the date of conversion and (y) $0.2008. Upon receipt of such shares of Common Stock, Diligenti Limited will cancel all of the Company's obligations with respect to the Bridge Loans, including the obligation to pay any accrued and unpaid interest thereon.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCOMP EVALUATION SERVICES CORPORATION

By:   /s/  THOMAS M. HARTNETT
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      Name:    Thomas M. Hartnett
      Title:   Executive Vice President

Date: November 30, 2000